Exhibit 99.1

Barnes & Noble Reports 2004 Results: Full-Year Comparable Store Sales
                           Increased 3.1%;
                      EPS In-Line with Guidance;
                         Issues 2005 Guidance

    NEW YORK--(BUSINESS WIRE)--March 17, 2005--Barnes & Noble, Inc. (NYSE:BKS), the world's largest bookseller, today reported sales and earnings for the fourth quarter and for the full-year ended January 29, 2005.

    2004 RESULTS

    Barnes & Noble store sales were $1.4 billion for the quarter and $4.1 billion for the year, increasing 5% and 7%, respectively, over the prior year periods. Comparable store sales increased 1.7% for the fourth quarter and 3.1% for the year. The company opened 32 new Barnes & Noble stores for the year and closed 13 locations ending the year with 666 stores.
    B. Dalton sales, which comprise approximately 4% of total bookstore sales, were $60.9 million for the quarter, a decrease of (24%) over the prior year, and $176.5 million for the year, a decrease of (20%) over 2003, due primarily to the closing of 41 stores. The company operated 154 B. Dalton stores at year-end. Comparable store sales decreased (3.2%) for the fourth quarter and decreased (2.2%) for the year.
    Fourth quarter earnings per share for retail bookstores were $1.51, an increase of 8% over the prior year. Full-year 2004 earnings per share for retail bookstores increased 18% to $2.07, against a 15% increase in 2003.
    Barnes & Noble.com's sales were $151.5 million and $419.8 million for the fourth quarter and full year, respectively. Barnes & Noble.com's fourth-quarter earnings were $0.01 per share. Full year losses of ($0.28) per share were an 18% improvement over the prior year, against a 39% improvement in 2003.
    On November 12, 2004, Barnes & Noble, Inc. completed its tax-free spin-off of GameStop Corp. to Barnes & Noble, Inc. stockholders. Due to the spin-off, Barnes & Noble, Inc. is no longer consolidating GameStop's financial results and has reflected GameStop's results on a discontinued operations line on the company's financial statements. Barnes & Noble, Inc.'s share of GameStop's net earnings, for the periods prior to the spin-off, was $0.04 per share during the fourth quarter and $0.25 per share for the full-year.
    Consolidated net earnings from continuing operations for the fourth quarter increased 7% to $112.3 million or $1.52 per share. Consolidated net earnings for the year from continuing operations, excluding the debt redemption charge of $14.6 million, increased 18% to $131.7 million. Earnings per share for the year from continuing operations, excluding the debt redemption charge of ($0.11), was $1.79 per share, compared to pro-forma earnings per share of $1.41, an increase of 27% over the prior year.
    "Barnes & Noble generated a significant amount of value for its shareholders in 2004," said Steve Riggio, chief executive officer of Barnes & Noble, Inc. "Using its strong free cash flow, the company completed the Barnes & Noble.com merger and began construction on its new 1.1 million square foot distribution center. The company redeemed its $300 million convertible notes resulting in a reduction of approximately 9 million dilutive shares. Barnes & Noble distributed over $500 million of GameStop stock directly to its shareholders through a tax-free spin-off. And most importantly, shareholder value was enhanced by another year of double-digit earnings growth of the core book business."

    LEASE RELATED ACCOUNTING ADJUSTMENTS

    In light of a recent SEC clarification, the company has re-evaluated its lease accounting practices. Like many other companies within the retail industry that are correcting commonly accepted lease accounting practices, the company has changed the way it accounts for its leases, including the accounting for tenant allowances and rent holidays (store build-out period).
    Consistent with common retail industry practice, the company had classified tenant allowances received as a result of store openings as a reduction in capital expenditures. The company has reclassified tenant allowances received from a reduction of depreciation expense to a reduction of rent expense. As a result, the company has increased gross margins and increased depreciation expense by $34 million in fiscal year 2004. On the balance sheet the company has increased net property and equipment, and increased other long-term liabilities by $223 million to reflect the aggregate amount of all unamortized tenant allowances received. There is no earnings impact due to this reclassification.
    In addition, consistent with common industry practice, the company had recognized the straight line expense for leases beginning on the commencement date of the lease, which had the effect of excluding the construction period of its stores from the calculation of the period over which it expenses rent. In order to correct the straight line rent expense to include the store build-out period, the company has decreased net income on an after-tax basis for fiscal year 2004 by $472,000, or $0.01 per share. The company has reduced net income for prior fiscal years by an aggregate amount of $18.6 million, $17.9 million of which relates to periods prior to fiscal year 2001. This change is expected to be immaterial to fiscal year 2005 annual earnings.

    These adjustments will have no impact on cash flows, revenues and comparable store sales.

    GUIDANCE FOR 2005

    For the first quarter, the company expects comparable store sales at Barnes & Noble stores to be in the low single digits, and for the full year comparable store sales are expected to increase approximately 3%. Sales at Barnes & Noble.com are expected to increase at similar levels.
    Barnes & Noble, Inc.'s first quarter earnings per share are expected to be in a range of $0.11 to $0.13, and for the full year earnings per share are expected to be in a range of $1.94 to $1.98.
    Included in the company's guidance are expense redundancies related to the conversion and transition plan for the company's new distribution center. The company has forecast a $0.08 per share impact for the costs associated with these redundancies. Excluding these costs, the company's 2005 earnings per share guidance reflects an increase of 13% to 15%.
    The company has decided to adopt Statement of Financial Accounting Standards No. 123 (Revised 2004), "Share-Based Payment," and begin expensing stock options as of the beginning of fiscal year 2005. As a result of this accounting change, the company expects to realize additional expenses of approximately $0.04 per share in the first quarter and $0.14 per share for the full year. For comparative purposes, the charge for adopting SFAS 123R has not been incorporated into guidance.

    A conference call with Barnes & Noble, Inc.'s senior management will be webcast beginning at 11 A.M. ET on Thursday, March 17, 2005, and is accessible at www.barnesandnobleinc.com/webcasts. The call will be archived at www.fulldisclosure.com for one year.
    Barnes & Noble, Inc. will report first-quarter earnings on or about May 19, 2005.

    ABOUT BARNES & NOBLE, INC.

    Barnes & Noble, Inc. (NYSE: BKS), the world's largest bookseller and a Fortune 500 company, operates 820 bookstores in 50 states. For the third year in a row, the company is the nation's top retail brand for quality, according to the EquiTrend(R) Brand Study by Harris Interactive(R). Barnes & Noble conducts its online business through Barnes & Noble.com (www.bn.com), one of the Web's largest e-commerce sites and the number-one brand among e-commerce companies, according to the latest EquiTrend survey. In addition to its retail operations, Barnes & Noble is one of the largest book publishers in the world. Its subsidiary, Sterling Publishing, publishes over 1,100 new titles a year and has an active list of over 5,000 titles.
    General information on Barnes & Noble, Inc. can be obtained via the Internet by visiting the company's corporate Web site: http://www.barnesandnobleinc.com.

    SAFE HARBOR

    This press release contains "forward-looking statements." Barnes & Noble is including this statement for the express purpose of availing itself of the protections of the safe harbor provided by the Private Securities Litigation Reform Act of 1995 with respect to all such forward-looking statements. These forward-looking statements are based on currently available information and represent the beliefs of the management of the company. These statements are subject to risks and uncertainties that could cause actual results to differ materially. These risks include, but are not limited to, general economic and market conditions, decreased consumer demand for the company's products, possible disruptions in the company's computer or telephone systems, possible work stoppages or increases in labor costs, possible increases in shipping rates or interruptions in shipping service, effects of competition, possible disruptions or delays in the opening of new stores or the inability to obtain suitable sites for new stores, higher than anticipated store closing or relocation costs, higher interest rates, the performance of the company's online and other initiatives, the successful integration of acquired businesses, the successful and timely completion and integration of the company's new New Jersey distribution center, unanticipated increases in merchandise or occupancy costs, unanticipated adverse litigation results or effects, product shortages, and other factors which may be outside of the company's control. Please refer to the company's annual, quarterly and periodic reports on file with the SEC for a more detailed discussion of these and other risks that could cause results to differ materially.


                BARNES & NOBLE, INC. AND SUBSIDIARIES
                        Fourth Quarter Summary
              ($ in millions, except per share amounts)

                                        13 weeks ended 52 weeks ended
                                       --------------- ---------------
                                       January January January January
                                         29,     31,     29,     31,
                                        2005    2004    2005    2004
                                       --------------- ---------------

Sales
 Barnes & Noble Bookstores             $1,521   1,454   4,454   4,221
 Barnes & Noble.com (a)                   152     133     420     151
                                       ------- ------- ------- -------
     Total Book operating segment       1,673   1,587   4,874   4,372

Operating profit (loss)
 Barnes & Noble Bookstores                204     194     279     233
 Barnes & Noble.com (a)                     -      (5)    (35)     (7)
                                       ------- ------- ------- -------
     Total Book operating segment         204     189     244     226

Depreciation and amortization
 Barnes & Noble Bookstores                 40      39     158     160
 Barnes & Noble.com (a)                     5       6      24       7
                                       ------- ------- ------- -------
     Total Book operating segment          45      45     182     167

EBITDA  (Operating profit (loss) +
 depreciation and amortization)
 Barnes & Noble Bookstores                244     233     437     393
 Barnes & Noble.com (a)                     5       1     (11)      -
                                       ------- ------- ------- -------
     Total Book operating segment         249     234     426     393

EPS
 Barnes & Noble Bookstores               1.51    1.40    2.07    1.75
 Barnes & Noble.com (a)                  0.01   (0.05)  (0.28)  (0.18)
                                       ------- ------- ------- -------
     Total Book operating segment        1.52    1.35    1.79    1.57

 Debt redemption charge (b)                 -       -   (0.11)      -
                                       ------- ------- ------- -------

     EPS from continuing operations      1.52    1.35    1.68    1.57

 Discontinued operations - GameStop      0.04    0.30    0.25    0.50

                                       ------- ------- ------- -------
     Consolidated GAAP EPS              $1.56    1.65    1.93    2.07
                                       ------- ------- ------- -------

     Weighted average shares
      outstanding                      73,960  79,514  75,696  77,105


(a) Results for Barnes & Noble.com have been accounted for under the equity method through September 15, 2003, and consolidated thereafter.

(b) One-time charge of $14.6 million associated with the redemption of the convertible notes on June 28, 2004.


                 BARNES & NOBLE, INC. AND SUBSIDIARIES
                 Consolidated Statements of Operations
             (thousands of dollars, except per share data)

----------------------------------------------------------------------
                            13 weeks ended           52 weeks ended
                       ----------------------- -----------------------
                       January 29, January 31, January 29, January 31,
                           2005        2004        2005        2004
                       ----------------------- -----------------------

Sales                  $1,672,772   1,586,715   4,873,595   4,372,177
Cost of sales and
 occupancy(a)(b)        1,126,963   1,076,559   3,386,619   3,060,462
                       ----------- ----------- ----------- -----------
   Gross profit           545,809     510,156   1,486,976   1,311,715
                       ----------- ----------- ----------- -----------
Selling and
 administrative
 expenses                 295,630     275,096   1,052,345     910,448
Depreciation and
 amortization(a)           44,601      45,040     181,553     166,825
Pre-opening expenses(b)     1,868       1,460       8,862       8,668
                       ----------- ----------- ----------- -----------
   Operating profit       203,710     188,560     244,216     225,774
Interest expense, net        (670)     (5,513)    (11,028)    (20,944)
Debt redemption charge          -           -     (14,582)          -
Equity in net loss of
 Barnes & Noble.com             -           -           -     (14,311)
                       ----------- ----------- ----------- -----------
    Income before taxes
     and minority
     interest             203,040     183,047     218,606     190,519
Income taxes               87,667      75,810      94,001      78,779
                       ----------- ----------- ----------- -----------
    Income before
     minority interest    115,373     107,237     124,605     111,740
Minority interest          (3,076)     (2,390)     (1,230)       (536)
                       ----------- ----------- ----------- -----------
     Income from
      continuing
      operations          112,297     104,847     123,375     111,204
Income from
 discontinued
 operations (net of
 income tax)                3,331      25,343      20,001      40,571
                       ----------- ----------- ----------- -----------
     Net income          $115,628     130,190     143,376     151,775
                       =========== =========== =========== ===========

Basic income per common
 share:
     Income from
      continuing
      operations            $1.60        1.55        1.79        1.69
     Income from
      discontinued
      operations            $0.05        0.38        0.29        0.61
                       ----------- ----------- ----------- -----------
Net income                  $1.65        1.93        2.08        2.30
                       =========== =========== =========== ===========

Diluted income per
 common share:
     Income from
      continuing
      operations            $1.52        1.35        1.68        1.57
     Income from
      discontinued
      operations             0.04        0.30        0.25        0.50
                       ----------- ----------- ----------- -----------
Net income                  $1.56        1.65        1.93        2.07
                       =========== =========== =========== ===========


Weighted average common
 shares outstanding
     Basic             69,894,000  67,575,000  69,018,000  65,989,000
     Diluted           73,960,000  79,514,000  75,696,000  77,105,000


Percentage of sales:
Sales                       100.0%      100.0%      100.0%      100.0%
Cost of sales and
 occupancy                   67.4%       67.8%       69.5%       70.0%
                       ----------- ----------- ----------- -----------
   Gross profit              32.6%       32.2%       30.5%       30.0%
                       ----------- ----------- ----------- -----------
Selling and
 administrative
 expenses                    17.7%       17.3%       21.6%       20.8%
Depreciation and
 amortization                 2.7%        2.8%        3.7%        3.8%
Pre-opening expenses          0.1%        0.1%        0.2%        0.2%
                       ----------- ----------- ----------- -----------
   Operating profit          12.2%       11.9%        5.0%        5.2%
Interest expense, net         0.0%       -0.3%       -0.2%       -0.5%
Debt redemption charge        0.0%        0.0%       -0.3%        0.0%
Equity in net loss of
 Barnes & Noble.com           0.0%        0.0%        0.0%       -0.3%
                       ----------- ----------- ----------- -----------
    Income before taxes
     and minority
     interest                12.1%       11.5%        4.5%        4.4%
Income taxes                  5.2%        4.8%        1.9%        1.8%
                       ----------- ----------- ----------- -----------
    Income before
     minority interest        6.9%        6.8%        2.6%        2.6%
Minority interest            -0.2%       -0.2%        0.0%        0.0%
                       ----------- ----------- ----------- -----------
     Income from
      continuing
      operations              6.7%        6.6%        2.5%        2.5%
                       =========== =========== =========== ===========

(a) Reflects the reclassification of tenant allowances from a reduction in depreciation expense to a reduction in occupancy expense for all periods.

(b) Reflects the reclassification and restatement of rent holiday
    (store build-out period) to reduce occupancy expense and increase pre-opening expense for all periods.


                 BARNES & NOBLE, INC. AND SUBSIDIARIES
                      Consolidated Balance Sheets
             (thousands of dollars, except per share data)

----------------------------------------------------------------------
                                                  January    January
                                                  29, 2005   31, 2004
                                                ----------- ----------

         ASSETS
Current assets:
   Cash and cash equivalents                      $535,652    282,295
   Receivables, net                                 74,640     50,966
   Barnes & Noble.com receivable                         -          -
   Merchandise inventories                       1,274,578  1,289,807
   Prepaid expenses and other current assets        88,379    103,929
   Current assets of discontinued operations             -    459,996
                                                ----------- ----------
        Total current assets                     1,973,249  2,186,993
                                                ----------- ----------

Property and equipment:
   Land and land improvements                        3,247      3,247
   Buildings and leasehold improvements(a)         940,616    873,706
   Fixtures and equipment                        1,081,966  1,001,557
                                                ----------- ----------
                                                 2,025,829  1,878,510
   Less accumulated depreciation and
    amortization                                 1,221,169  1,070,934
                                                ----------- ----------
      Net property and equipment                   804,660    807,576
                                                ----------- ----------

Goodwill                                           268,379    175,776
Intangible assets, net                              97,538     94,574
Deferred taxes                                     169,585    126,230
Other noncurrent assets                             37,710     22,023
Noncurrent assets of discontinued operations             -    438,815
                                                ----------- ----------
   Total assets                                 $3,351,121  3,851,987
                                                =========== ==========

          LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Accounts payable                               $745,073    639,939
   Accrued liabilities                             584,493    524,116
   Current liabilities of discontinued
    operations                                           -    271,292
                                                ----------- ----------
      Total current liabilities                  1,329,566  1,435,347
                                                ----------- ----------

Long-term debt                                     245,000    300,000
Deferred income taxes                              239,352    265,402
Other long-term liabilities(a)                     362,319    361,931
Noncurrent liabilities of discontinued
 operations                                              -    228,418

Minority interest                                    8,942     19,815

Shareholders' equity:
   Common stock; $.001 par value; 300,000,000
    shares authorized; 79,276,057 and 76,854,856
     shares issued, respectively                        79         77
   Additional paid-in capital                      983,837    914,319
   Accumulated other comprehensive loss             (9,857)    (8,579)
   Retained earnings                               387,906    524,918
   Treasury stock, at cost, 9,007,700
      and 8,807,700 shares, respectively          (196,023)  (189,661)
                                                ----------- ----------
      Total shareholders' equity                 1,165,942  1,241,074
                                                ----------- ----------
Commitments and contingencies                            -          -
                                                ----------- ----------
   Total liabilities and shareholders' equity   $3,351,121  3,851,987
                                                =========== ==========

(a) Reflects the reclassification of tenant allowances for all periods.


                 BARNES & NOBLE, INC. AND SUBSIDIARIES
                        Fourth Quarter Summary
     Pro Forma as if the Company Owned 100% of Barnes & Noble.com
                    at the Beginning of Fiscal 2003
               ($ in millions, except per share amounts)

                                        13 weeks ended 52 weeks ended
                                       --------------- ---------------
                                       January January January January
                                         29,     31,     29,     31,
                                        2005    2004    2005    2004
                                       --------------- ---------------


Sales
 Barnes & Noble Bookstores             $1,521   1,454   4,454   4,221
 Barnes & Noble.com (a)                   152     152     420     428
                                       ------- ------- ------- -------
     Total Book operating segment       1,673   1,606   4,874   4,649

Operating profit (loss)
 Barnes & Noble Bookstores                204     194     279     233
 Barnes & Noble.com (a)                     -      (3)    (35)    (44)
                                       ------- ------- ------- -------
     Total Book operating segment         204     191     244     189

Depreciation and amortization
 Barnes & Noble Bookstores                 40      39     158     160
 Barnes & Noble.com (a)                     5       6      24      25
                                       ------- ------- ------- -------
     Total Book operating segment          45      45     182     185

EBITDA  (Operating profit (loss) +
 depreciation and amortization)
 Barnes & Noble Bookstores                244     233     437     393
 Barnes & Noble.com (a)                     5       3     (11)    (19)
                                       ------- ------- ------- -------
     Total Book operating segment         249     236     426     374

EPS
 Barnes & Noble Bookstores               1.51    1.40    2.07    1.75
 Barnes & Noble.com (a)                  0.01   (0.02)  (0.28)  (0.34)
                                       ------- ------- ------- -------
     Total Book operating segment        1.52    1.38    1.79    1.41

 Debt redemption charge (b)                 -       -   (0.11)      -
                                       ------- ------- ------- -------

     EPS from continuing operations      1.52    1.38    1.68    1.41

 Discontinued operations - GameStop      0.04    0.30    0.25    0.50

                                       ------- ------- ------- -------
     Consolidated GAAP EPS              $1.56    1.68    1.93    1.91
                                       ------- ------- ------- -------

     Weighted average shares
      outstanding                      73,960  79,514  75,696  77,105


(a) For pro forma purposes only, the company has included 100% of the results of Barnes & Noble.com for all periods.

(b) One-time charge of $14.6 million associated with the redemption of the convertible notes on June 28, 2004.


                 BARNES & NOBLE, INC. AND SUBSIDIARIES
                 Consolidated Statements of Operations
     Pro Forma as if the Company Owned 100% of Barnes & Noble.com
                    at the Beginning of Fiscal 2003
             (thousands of dollars, except per share data)

----------------------------------------------------------------------
                           13 weeks ended          52 weeks ended
                       ----------------------- -----------------------
                       January 29, January 31, January 29, January 31,
                           2005        2004        2005        2004
                       ----------------------- -----------------------

Sales                  $1,672,772   1,606,011   4,873,595   4,649,000
Cost of sales and
 occupancy(a)(b)        1,126,963   1,091,404   3,386,619   3,276,713
                       ----------- ----------- ----------- -----------
   Gross profit           545,809     514,607   1,486,976   1,372,287
                       ----------- ----------- ----------- -----------
Selling and
 administrative
 expenses                 295,630     277,269   1,052,345     989,155
Depreciation and
 amortization(a)           44,601      44,806     181,553     185,293
Pre-opening expenses(b)     1,868       1,460       8,862       8,668
                       ----------- ----------- ----------- -----------
   Operating profit       203,710     191,072     244,216     189,171
Interest expense, net        (670)     (5,486)    (11,028)    (20,817)
Debt redemption charge          -           -     (14,582)          -
                       ----------- ----------- ----------- -----------
    Income before taxes
     and minority
     interest             203,040     185,586     218,606     168,354
Income taxes               87,667      76,359      94,001      69,001
                       ----------- ----------- ----------- -----------
    Income before
     minority interest    115,373     109,227     124,605      99,353
Minority interest          (3,076)     (2,391)     (1,230)       (537)
                       ----------- ----------- ----------- -----------
     Income from
      continuing
      operations          112,297     106,836     123,375      98,816
Income from
 discontinued
 operations (net of
 income tax)                3,331      25,343      20,001      40,571
                       ----------- ----------- ----------- -----------
     Net income          $115,628     132,179     143,376     139,387
                       =========== =========== =========== ===========

Basic income per common
 share:
     Income from
      continuing
      operations            $1.60        1.58        1.79        1.50
     Income from
      discontinued
      operations             0.05        0.38        0.29        0.61
                       ----------- ----------- ----------- -----------
Net income                  $1.65        1.96        2.08        2.11
                       =========== =========== =========== ===========

Diluted income per
 common share:
     Income from
      continuing
      operations            $1.52        1.38        1.68        1.41
     Income from
      discontinued
      operations             0.04        0.30        0.25        0.50
                       ----------- ----------- ----------- -----------
Net income                  $1.56        1.68        1.93        1.91
                       =========== =========== =========== ===========


Weighted average common
 shares outstanding
     Basic             69,894,000  67,575,000  69,018,000  65,989,000
     Diluted           73,960,000  79,514,000  75,696,000  77,105,000


Percentage of sales:
Sales                       100.0%      100.0%      100.0%      100.0%
Cost of sales and
 occupancy                   67.4%       68.0%       69.5%       70.5%
                       ----------- ----------- ----------- -----------
   Gross profit              32.6%       32.0%       30.5%       29.5%
                       ----------- ----------- ----------- -----------
Selling and
 administrative
 expenses                    17.7%       17.3%       21.6%       21.3%
Depreciation and
 amortization                 2.7%        2.8%        3.7%        4.0%
Pre-opening expenses          0.1%        0.1%        0.2%        0.2%
                       ----------- ----------- ----------- -----------
   Operating profit          12.2%       11.9%        5.0%        4.1%
Interest expense, net         0.0%       -0.3%       -0.2%       -0.4%
Debt redemption charge        0.0%        0.0%       -0.3%        0.0%
                       ----------- ----------- ----------- -----------
    Income before taxes
     and minority
     interest                12.1%       11.6%        4.5%        3.6%
Income taxes                  5.2%        4.8%        1.9%        1.5%
                       ----------- ----------- ----------- -----------
    Income before
     minority interest        6.9%        6.8%        2.6%        2.1%
Minority interest            -0.2%       -0.1%        0.0%        0.0%
                       ----------- ----------- ----------- -----------
     Income from
      continuing
      operations              6.7%        6.7%        2.5%        2.1%
                       =========== =========== =========== ===========

(a) Reflects the reclassification of tenant allowances from a reduction in depreciation expense to a reduction in occupancy expense for all periods.

(b) Reflects the reclassification and restatement of rent holiday
    (store build-out period) to reduce occupancy expense and increase pre-opening expense for all periods.

    CONTACT: Barnes & Noble, Inc.
             Media:
             Mary Ellen Keating, 212-633-3323
             Senior Vice President
             Corporate Communications
             or
             Investors:
             Joseph J. Lombardi, 212-633-3215
             Chief Financial Officer